UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                           THE TOWN AND COUNTRY TRUST
-------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/    No fee required.
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)     Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
2)     Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
4)     Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
5)     Total fee paid:

-------------------------------------------------------------------------------
/ /    Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
/ /    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)     Amount previously paid:

-------------------------------------------------------------------------------
2)     Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
3)     Filing party:

-------------------------------------------------------------------------------
4)     Date filed:

-------------------------------------------------------------------------------

THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF THE CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE TOWN AND COUNTRY TRUST ON FEBRUARY 3, 2006:

         On February 3, 2006, the Town and Country Trust (the "Trust") issued a press release announcing that its Board of Trustees has determined that the definitive offer of Oriole Partnership received by the Trust on February 2, 2006 is a superior transaction to the merger contemplated by the Trust's merger agreement with Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC.

THE TOWN AND COUNTRY TRUST FILED THE FOLLOWING PRESS RELEASE DATED FEBRUARY 3, 2006 IN CONNECTION WITH ITS FILING OF THE CURRENT REPORT ON FORM 8-K:

FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST CONCLUDES ORIOLE PARTNERSHIP OFFER IS SUPERIOR

BALTIMORE, Md., February 3, 2006 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, announced that its Board of Trustees has determined that the definitive offer of Oriole Partnership received by TCT on February 2, 2006 is a superior transaction to the merger contemplated by TCT's merger agreement with Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC (collectively, "Magazine Acquisition"). On February 2, 2006, Oriole Partnership made an offer to acquire TCT for $36.00 per share or limited partnership interest of TCT's operating partnership, plus a pro-rata payment in respect of TCT dividends as contemplated by the current merger agreement with Magazine Acquisition.


TCT is currently party to a merger agreement with Magazine Acquisition providing for the acquisition of TCT by Magazine Acquisition. TCT's merger agreement with Magazine Acquisition provides for a payment of $33.90 per share or common unit, plus a pro-rata payment in respect of TCT dividends. TCT has called a special meeting of shareholders to be held on March 9, 2006 at which TCT will seek shareholder approval of the agreement and plan of merger with Magazine Acquisition and the transactions contemplated thereby.


Under the terms of TCT's merger agreement with Magazine Acquisition, following the determination by the board that Oriole Partnership's offer is a superior transaction, Magazine Acquisition has three business days, or until 11:59 p.m. on February 7, 2006, to match Oriole Partnership's offer before TCT's Board of Trustees can change its recommendation with respect to the Magazine Acquisition transaction or terminate the merger agreement with Magazine Acquisition to enter into an agreement with a third party relating to such superior proposal.


Oriole Partnership's offer will remain open for acceptance by TCT until 1:00 p.m. on February 8, 2006. Oriole Partnership has previously announced that it anticipates that the proposed transaction will close in the first quarter of 2006. Oriole Partnership's definitive offer contemplates that any definitive agreement that may be entered into with TCT will have a termination date of July 1, 2006. TCT cautioned that no assurances can be given that the Oriole Partnership offer will result in a transaction with Oriole Partnership, at the price set forth in its offer or otherwise.


TCT's Board of Trustees continues to recommend the existing merger agreement with Magazine Acquisition and the merger agreement with Magazine Acquisition continues to be in effect.


ABOUT THE TOWN AND COUNTRY TRUST


TCT is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,183 apartment homes in the Mid-Atlantic states and Florida. Additional information regarding TCT can be found on TCT 's web site at www.tctrust.com.


MORE INFORMATION


In connection with TCT's solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with Magazine Acquisition, TCT has filed with the SEC a definitive proxy statement which was mailed to shareholders on or around January 30, 2006. SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT DISTRIBUTED TO SHAREHOLDERS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain, free-of-charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders may also obtain a free-of-charge copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202, Attention:
Secretary, telephone: (410) 539-7600, or from TCT's website at www.tctrust.com.


TCT and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of TCT in favor of the proposed merger with Magazine Acquisition. Information regarding the persons who may be considered "participants" in the solicitation of proxies, including their beneficial ownership of TCT common stock as of January 26, 2005, is set forth in TCT's definitive proxy statement as filed with the SEC. Information regarding the trustees and executive officers of TCT is included in its definitive proxy statements for its 2005 Annual Meetings filed with the SEC in March 2005 and may be obtained free of charge at the SEC's website at www.sec.gov or at TCT's website at www.tctrust.com. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


FOR FURTHER DETAILS CONTACT THE TOWN AND COUNTRY TRUST:

Harvey Schulweis                                    Joseph Calabrese
Chairman and Chief Executive Officer                (Investor Inquiries)
The Town and Country Trust                          Financial Relations Board
(212) 407-2170                                      (212) 827-3772